Executive officers elected
                                       prior to 12/l/87.



                    BOISE CASCADE CORPORATION

                SPLIT-DOLLAR LIFE INSURANCE PLAN

              (As Amended Through December 7, 1995)

                    BOISE CASCADE CORPORATION

                SPLIT-DOLLAR LIFE INSURANCE PLAN

      1. Purpose of the Plan. The purpose of the Boise Cascade Corporation Split-Dollar Life Insurance Plan is to provide those executive officers who participate in the Plan with an insured death benefit during employment and after retirement. Executive officers who become a Participant may purchase an ordinary life insurance policy from a designated insurance carrier. Payment of policy premiums will be shared by the Company, as described herein.

          Prior to December 1, 1987, the Company designated all executive officers eligible to participate in the Plan.
Beginning December 1, 1987, the Company intends to continue the Plan in effect as hereafter restated. Eligibility for participation will not be made available to newly elected executive officers.

      2.  Definitions.

          2.1  Annual Premium.

               (a) The amount of consideration determined by the Insurance Carrier for the cost of coverages provided by the Plan. For Plan purposes, the Annual Premium shall be separated into three components: (i) The Basic Annual Premium or the Net Annual Premium, as applicable for the relevant year. The Basic Annual Premium shall be the amount of the Annual Premium for life insurance coverage determined by the Insurance Carrier's published rate schedule. The Net Annual Premium shall be the amount of the Basic Annual Premium described above less the then current Insurance Policy year's dividend, if paid in cash or if allocated to reduce the Insurance Policy's Annual Premium. The Basic Annual Premium or the Net Annual Premium, if any, shall be payable as determined in accordance with the Plan and with the Premium Payment Schedule, attached hereto (or the Trustee's Payment Schedule, if applicable); (ii) Waiver of Premium shall be the amount of premium for the waiver of premium on disability benefit, if available, determined in accordance with the Insurance Carrier's published rate schedule; and (iii) any Extra Premium for an insurance risk, as determined by the Insurance Carrier.

               (b) To the extent that the then current Insurance Policy year's dividend exceeds the Basic Annual Premium, such amount, if paid in cash in accordance with the Premium Payment Schedule or Trustee's Payment Schedule attached hereto, shall be payable to the Company to be applied in accordance with Paragraph 2.4(b).

          2.2  Base Salary.  The annual Base Salary paid by the
Company to a Participant for services rendered at the time the Participant is eligible to purchase an Insurance Policy.

          2.3 Change in Control. A "Change in Control" shall mean a Change in Control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor provisions, whether or not the Company is then subject to such reporting requirement; provided that, without limitation, such a Change in Control shall be deemed to have occurred if:

               (a)  Any Person is or becomes the Beneficial
Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates other than in connection with the acquisition by the Company or its affiliates of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

               (b)  The following individuals cease for any
reason to constitute at least 66 2/3% of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Directors"); or

               (c) The stockholders of the Company approve a merger or consolidation of the Company with any other corporation or approve the issuance of voting securities of the Company in connection with a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) pursuant to applicable stock exchange requirements, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 66 2/3% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or
(ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its subsidiaries other than in connection with the acquisition by the Company or its subsidiaries of a business) representing 20% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or

               (d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, at least 66 2/3% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

               Notwithstanding the foregoing, any event or transaction which would otherwise constitute a change in control of the Company (a "Transaction") shall not constitute a change in control of the Company if, in connection with the Transaction, a Participant participates as an equity investor in the acquiring entity or any of its affiliates (the "Acquiror"). For purposes of the preceding sentence, a Participant shall not be deemed to have participated as an equity investor in the Acquiror by virtue of (i) obtaining beneficial ownership of any equity interest in the Acquiror as a result of the grant to a Participant of an incentive compensation award under one or more incentive plans of the Acquiror (including but not limited to the conversion in connection with the Transaction of incentive compensation awards of the Company into incentive compensation awards of the Acquiror), on terms and conditions substantially equivalent to those applicable to other executives of the Company immediately prior to the Transaction, after taking into account normal differences attributable to job responsibilities, title, and the like; (ii) obtaining beneficial ownership of any equity interest in the Acquiror on terms and conditions substantially equivalent to those obtained in the Transaction by all other stockholders of the Company; or (iii) having obtained an incidental equity ownership in the Acquiror prior to and not in anticipation of the Transaction.

               For purposes of this section, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               For purposes of this section, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          2.4  Corporate Capital Interest.

               (a) During the first seven policy years of an Insurance Policy, Corporate Capital Interest shall be the Insurance Policy's Basic Annual Premiums less (i) the amount of the value of the economic benefit to the Participant set forth in Paragraph 6.1(a) and (ii) policy loan(s) made during the policy year, if any; plus the prior policy year's Corporate Capital Interest, if any.

               (b) For the eighth and subsequent policy years, Corporate Capital Interest shall be the Insurance Policy's Basic Annual Premium or its Net Annual Premium, if any, whichever is applicable for the relevant year in accordance with the Premium Payment Schedule or Trustee's Payment Schedule (whichever governs), less (i) the amount of any dividend in excess of the Basic Annual Premium paid in cash to the Company in accordance with the Premium Payment Schedule or Trustee's Payment Schedule (whichever governs) attached hereto and (ii) policy loans outstanding, if any; plus the sum of (i) the Scheduled Amount for the relevant year, if any; and (ii) the prior year's Corporate Capital Interest, if any.

          2.5  Company.  Boise Cascade Corporation.

          2.6 Deferred Compensation and Benefits Trust. An irrevocable trust or trusts ("Trust") established or to be established by the Company with an independent trustee or trustees for the benefit of persons entitled to receive payments or benefits hereunder, the assets of which nevertheless will be subject to claims of the Company's creditors in the event of bankruptcy or insolvency and with respect to which the Company shall have received a ruling from the Internal Revenue Service that the Trust is a "grantor trust" for federal income tax purposes.

               The Deferred Compensation and Benefits Trust contains the following additional provisions:

               (a) If a Change in Control of the Company does not occur within one year after the Potential Change in Control, the Company may reclaim the assets transferred to the trustee or trustees subject to the requirement that it be again funded as stated in the preceding paragraph upon the occurrence of another Potential Change in Control.

               (b) Upon a Change in Control, the assets of the Deferred Compensation and Benefits Trust shall be used to pay the Company's obligations under this Plan, except to the extent such obligations are paid by the Company, and the Company and any successor shall continue to be liable for the ultimate payment of those amounts.

               (c) The Deferred Compensation and Benefits Trust will be terminated upon the exhaustion of the Trust assets or upon payment of all the Company's obligations.

               (d) The Deferred Compensation and Benefits Trust shall contain other appropriate terms and conditions consistent with the purposes sought to be accomplished by it. Prior to a Change in Control, the Deferred Compensation and Benefits Trust may be amended from time to time by the Company, but no such amendment may substantially alter any of the provisions set out in the preceding paragraphs.

          2.7  Effective Date.  February 26, 1980.

          2.8  Employee.  An individual who receives a Base
Salary for personal services rendered to the Company.

          2.9 Insurance Carrier. The life insurance companies selected to issue policies under or pursuant to the Plan.

          2.10 Insurance Policy. Any individually purchased whole-life insurance policy issued by the Insurance Carrier pursuant to the Plan. Unless required otherwise by the Plan, Insurance Policy terms used herein shall have the same meaning as in the Insurance Policy. In amplification, but not in limitation, of the foregoing, such Insurance Policy terms as policy year, dividend, and policy loan shall have the same meaning as contained in the Insurance Policy.

          2.11 IRC.  Internal Revenue Code of 1986, as amended.

          2.12 Participant. An Employee of the Company who is designated eligible to participate in the Plan and who has met all the applicable eligibility requirements under the Plan.

          2.13 Plan.  This Boise Cascade Corporation Split-Dollar
Life Insurance Plan.

          2.14 Plan Administrator. The Company's Manager of Executive Compensation, P.O. Box 50, Boise, Idaho 83728, unless a different person is subsequently designated as Plan Administrator in a resolution adopted by the Board of Directors of the Company and such person accepts the designation.

          2.15 Potential Change in Control. A "Potential Change in Control of the Company" shall be deemed to have occurred if
(i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company; (ii) the Company or any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company;
(iii) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 9.5% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; or (iv) the Board adopts a resolution to the effect that a Potential Change in Control of the Company has occurred.

               For purposes of this section, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

               For purposes of this section, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

          2.16 Retirement. The termination of employment of a Participant, for reasons other than death or disability, who has attained age 55 and ten years of service with the Company as defined by the Boise Cascade Corporation Pension Plan for
Salaried Employees.

          2.17 Assignment. An agreement whereby the Participant, or his designee, as owner of the Insurance Policy, sets over certain Insurance Policy rights to the Company as collateral security for the Company's Corporate Capital Interest, and pursuant to the Plan.

          2.18 Premium Payment Schedule.  The schedule of
Insurance Policy premiums payable by the Company, as specified on the form attached hereto.

          2.19 Scheduled Amount. An additional dollar amount recoverable by the Company at the Insurance Policy's paid-up date, added annually over the period to such date, to be added to the Corporate Capital Interest pursuant to Paragraph 2.4.

          2.20 Trustee's Payment Schedule. The schedule of Insurance Policy premiums payable by the Trustee(s) of the Deferred Compensation and Benefits Trust during the period of a Potential Change in Control and after a Change in Control, as specified on the form attached hereto.

      3.  Administration and Interpretation of the Plan.

          3.1 Plan Administrator. Except as otherwise provided in the Plan, the Committee shall have control over the administration and interpretation of the Plan, with all powers necessary to enable him to carry out his duties in that respect. The Committee may adopt such rules and regulations relating to the Plan as the Administrator may deem necessary or advisable for the administration of the Plan. The Committee may delegate administrative responsibilities to advisors or other persons and may rely upon the information or opinions of legal counsel or experts selected to render advice with respect to the Plan.

          3.2 Insurance Carrier. The Insurance Carrier shall be responsible for all matters relating to any Insurance Policy.
Not in limitation, but in amplification of the foregoing, the Insurance Carrier shall decide whether it will issue an Insurance Policy on the life of a Participant who has otherwise met all of the Plan's eligibility requirements.

      4. Eligibility to Participate. In order to become a Participant in the Plan, an Employee must meet all of the following requirements:

          (a)  Be an executive officer prior to December 1, 1987;

          (b)  Make application in the manner set by the Plan
Administrator;

          (c) Meet the insurability requirements of the Insurance Carrier; and

          (d) Sign all documents, including the Assignment, presented by the Plan Administrator necessary or appropriate to carry out the intent of the Plan.

      5.  Benefits.

          5.1 Purchase of Insurance. Each Employee designated eligible to participate in the Plan (or such third party as he may designate and who is acceptable to the Company and the Insurance Carrier) may apply for and purchase an Insurance Policy funded in the manner set forth in Paragraph 6. The face amount of the Insurance Policy for each Participant shall be based upon the Participant's Base Salary and chronological age (at the time specified in Paragraph 5.2), in accordance with the following schedule, less $50,000.

               Through Age 45           Six Times Base Salary
               Age 46 - 50              Five Times Base Salary
               Age 51 - 55              Four Times Base Salary
               Age 56 to Retirement     Three Times Base Salary

The face amount of the Insurance Policy shall be rounded up to the multiple of $10,000, where necessary.

          5.2 Timing of Purchase of Insurance. The right of a Participant (or his designee) to purchase an Insurance Policy under the Plan is granted only upon the initial adoption of the Plan, initial eligibility of the Participant under the Plan, or when a Participant is moved to a job in a higher salary range which, in applying the schedule set forth in Paragraph 5.1 at the Participant's then current age and Base Salary, would result in a minimum face-amount benefit increase of $50,000; provided, however, that no Insurance Policy may be purchased on or after December 1, 1987; and provided further, that no increase shall take place after a Participant reaches age 60. Since participation under the Plan involves the purchase of an Insurance Policy which is subject to the Participant's insurability, the Company does not guarantee that each Participant will be able to acquire an Insurance Policy pursuant to this Plan.

          5.3 Amount of Death Benefit. The death benefit shall be paid from the Insurance Policy. The amount of the death benefit payable to the Participant's beneficiary shall be subject to the Assignment. In addition, the Participant shall receive a $50,000 death benefit pursuant to the Boise Cascade Group Life Insurance Plan.

          5.4 Beneficiary Designation. The death benefit is payable to the beneficiary or beneficiaries designated by the owner of the Insurance Policy. If no such beneficiary is designated, the beneficiary shall be the person or persons entitled to the death benefit under the terms of the Insurance Policy or applicable state law, whichever governs.

          5.5 Payment of Death Benefit. The death benefits shall be paid upon the submission to the Insurance Carrier of the appropriate proof of death and a claim for benefits.

      6.  Contributions and Funding.

          6.1 The First Seven Policy Years. During the first seven policy years, the responsibility for the payment of the premiums shall be allocated as follows:

               (a)  Responsibility of Participant.

                    (1)  The "value of the economic benefit" to
the Participant as determined pursuant to Internal Revenue Service rules in accordance with a table approved by the Internal Revenue Service. During the first seven policy years, this amount shall be paid by the Company on behalf of the Participant and treated as compensation to the Participant.

                    (2)  Any Extra Premium which is in excess of
40% of the Basic Annual Premium.

               (b)  Responsibility of Company.

                    (1)  The difference between the Basic Annual
Premium and that portion for which the Participant is responsible pursuant to Paragraph 6.1(a)(1).

                    (2) (i) Any Extra Premium in an amount up to 40% of the Basic Annual Premium and (ii) any premium for Waiver of Premium.

               The Company shall, at its option, have the authority to borrow against the Insurance Policy up to an amount not to exceed the Corporate Capital Interest. However, the Company shall pay to the Insurance Carrier no fewer than four Annual Premiums during the first seven policy years, and in no event shall it borrow an amount greater than the sum of three years' payments described in Paragraph 6.1(b)(1). All interest payments as a result of such borrowing shall be the responsibility of the Company.

          6.2 Subsequent Policy Years. The Company, at the beginning of the eighth policy year, shall repay the Insurance Policy loan previously made pursuant to Paragraph 6.1(b)(2). The Company shall participate in the funding for the payment of the Annual Premiums on the Insurance Policy until the policy anniversary date on which the Insurance Policy becomes a paid-up contract. During such period, the responsibility for the payment of premiums shall be allocated as follows:

               (a)  Responsibility of the Participant.

                    (1)  The tax on the "value of the economic
benefit" as determined pursuant to Internal Revenue Service rules in a manner approved by the Internal Revenue Service. The dollar amount of the "value of the economic benefit" shall be treated as taxable compensation to the Participant.

                    (2)  Any Extra Premium which is in excess of
40% of the Basic Annual Premium.

               (b)  Responsibility of the Company.

                    (1)  (a) The Insurance Policy's Basic Annual
Premium, or its Net Annual Premium, if any, as applicable for the relevant year; (b) any Extra Premium in an amount up to 40% of the Basic Annual Premium; (c) any premium for Waiver of Premium.

                    (2)  Except in the event of a Change in
Control, the Company shall, at its option, have the authority to borrow against the Insurance Policy up to an amount not to exceed the Corporate Capital Interest, as provided for in the Assignment. All interest payments as a result of such borrowing shall be the responsibility of the Company.

                    (3)  Immediately upon a Potential Change in
Control or upon a Change in Control, the Company shall repay Insurance Policy loans, if any, and shall not make any policy loans, as otherwise provided for in Paragraph 6.2(b)(2), within a one-year period after a Potential Change in Control, or at any time after a Change in Control, except upon the date specified in Paragraph 6.3.

          6.3 Termination of Company Funding. Notwithstanding any other provisions in this Plan, and except in the event of or after a Change in Control, the Company shall terminate its participation in the funding of the Insurance Policy on the first of the following events:

               (a)  The date the Insurance Policy becomes a
paid-up contract;

               (b)  The death of a Participant; or

               (c)  The termination of employment of a
Participant other than by death or retirement; however, at the Company's sole discretion, it may continue its participation in the funding until the date the Insurance Policy becomes a paid-up contract.

               In the event of a termination described in (a) above, the Company will recover its Corporate Capital Interest by Insurance Policy loan and release its interest in the Insurance
Policy.

               In the event of a termination described in (b) above, the Company shall recover its Corporate Capital Interest out of the death benefit of the Insurance Policy. Thereafter, the Participant's beneficiary shall succeed to full control of the balance of the proceeds.

               In the event of a termination described in (c) above, the Participant may purchase any portion of the Company's Corporate Capital Interest in the Insurance Policy pursuant to terms as established by the Plan Administrator. Any amount purchased shall result in the Company's recovery of its Corporate Capital Interest equal to the amount purchased. Any portions of the Insurance Policy not purchased by the Participant shall be treated in a manner deemed appropriate by the Plan Administrator. The provisions of Paragraph (c) shall be subject to any applicable severance agreement between the Company and the Participant.

          6.4 Company Release and Reassignment. Upon any termination of company funding, the Company will release
Insurance Policy rights granted to it by the Assignment.
Thereafter, the Company shall have no involvement whatsoever, direct or indirect, in the Insurance Policy. From such date, the Participant shall be solely responsible for the payment of any premium and Insurance Policy loan interest due.

      7.  Disqualification and Reduction, Loss, Forfeiture, or
Denial of Benefits. The benefits to be provided under this Plan will not be available to an Employee upon any of the following events:

          (a) Except in the event of a Change in Control, the Company may, at any time, amend or terminate the Plan, provided that the Company may not reduce or modify the level of benefits provided to the Participant prior to the amendment or termination without prior consent of the Participant;

          (b) In any event the Plan is terminated, whether as to all Participants or as to an individual Participant, a Participant shall be able to preserve and continue the Insurance Policy on his or her life by paying the Company its Corporate Capital Interest. Thereafter, the Participant will be responsible for all future premiums and Insurance Policy loan interest due;

          (c) After any termination of Company Funding, policy benefits may be reduced or terminated with respect to a Participant if not properly funded by the Participant; or

          (d) The amount of a Participant's death benefits may vary each year. Not in limitation, but in amplification of the foregoing, the amount of policy dividends of the Insurance Policies and the amount of the Corporate Capital Interest may vary the death benefits.

      8. Deferred Compensation and Benefits Trust. The Company is establishing a Deferred Compensation and Benefits Trust and shall comply with the terms of the Trust. Upon the occurrence of any Potential Change in Control of the Company, the Company shall transfer to the Trust an amount of cash, marketable securities, or other property acceptable to the trustee(s) equal in value to 105% of the amount necessary, on an actuarial basis and calculated in accordance with the terms of the Trust, to pay the Company's obligations under this Plan (the "Funding Amount").
The cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee(s) subject to and in accordance with the terms of the Trust. In addition, from time to time, the Company shall make any and all additional transfers of cash, marketable securities, or other property acceptable to the trustee(s) as may be necessary in order to maintain the Funding Amount with respect to the Plan.

          8.1 Trustee's Rights and Obligation. In the event of a Change in Control or a Potential Change in Control, the trustee(s) for the Deferred Compensation and Benefits Trust shall at all times thereafter be obligated for amounts payable in accordance with the Trustee's Payment Schedule. The Company shall notify the Insurance Carrier of a Change in Control or of a Potential Change in Control.

          8.2 Plan Funding. In the event of a Change in Control, the calculation of the Funding Amount shall be made without regard to the provisions of Paragraph 6.3(c) and the Company shall be required to participate in the funding of each Insurance Policy until the date the Insurance Policy becomes a paid-up contract.

          8.3 Termination of Funding. In the event of and after a Change in Control, the Trustee(s) shall be required to continue the funding of the Insurance Policy until the later of (a) the applicable date specified in Paragraph 6.3(a) or 6.3(b), whichever is earlier, or (b) the date specified in any severance agreement between the Company and the Participant.

          8.4 Amendment and Termination. In the event of and after a Change in Control, the Plan may not be amended or terminated and a Participant shall have the right to rely on the continuation of the Funding of an Insurance Policy as provided in this Paragraph 8.

      9. Claim Procedure. All death benefits provided under the Plan are to be paid from the Insurance Policies. The Company has adopted the claim procedure established by the Insurance Carrier as a claim procedure for the Plan. The beneficiary of the policy proceeds must file a claim for benefits with the Insurance Carrier in whatever form the Insurance Carrier may reasonably require. If the Insurance Carrier denies the claim, the beneficiary who wants to have that denial reviewed will have to follow the Insurance Carrier's claims-review procedure. The Company shall have no liability in the event an Insurance Carrier denies a beneficiary's claim for benefits.

     10.  Miscellaneous.

          10.1 Employment Not Guaranteed by the Plan. Neither this Plan nor any action taken hereunder shall be constructed as giving a Participant a right to be retained as an executive officer or as an Employee of the Company for any period.

          10.2 Taxes. The Company shall deduct from each Participant's compensation all applicable Federal or State taxes that may be required by law to be withheld resulting from the Company's funding of the Insurance Policy under the Plan.

          10.3 Governing Law. The Plan shall be constructed according to the laws of the State of Idaho.

          10.4 Form of Communication. Any election, application, claim, notice, or other communication required or permitted to be made by a Participant to the Plan Administrator shall be made in writing and in such form as the Plan Administrator shall prescribe. Such communication shall be effective upon mailing if sent by first-class mail, postage prepaid, and addressed to the Company's office at 1111 West Jefferson Street (83702),
P.O. Box 50, Boise, Idaho 83728-0001.

          10.5 Amendment and Termination. Except after a Change in Control, the Board of Directors may, at any time, amend or terminate the Plan. At any date of termination not preceded by a Change in Control, a Participant shall be entitled to preserve and continue the Insurance Policy in accordance with Paragraph 6.3(c).

          10.6 Agent for Service of Process.  The Plan
Administrator is designated as the agent to receive service of legal process on behalf of the Plan.

          10.7 Constructional Rules. When appropriate, the singular as used in this Plan shall include the plural, and vice versa, and the masculine shall include the feminine, and vice versa.

     11.  Statement of ERISA Rights.  Each Participant in the
Plan is entitled to certain rights and protections under the Employee Retirement Income Security Act of 1974 (ERISA). ERISA provides that all Participants shall be entitled to:

          (a)  Examine, without charge, at the Plan
Administrator's office all Plan documents.

          (b) Obtain copies of all Plan documents and other Plan information upon written request to the Plan Administrator. The
Plan Administrator may make a reasonable charge for the copies.

          (c) File suit in a federal court if any materials requested are not received within 30 days of the Participant's request, unless the materials were not sent because of matters beyond the control of the Plan Administrator. The court may require the Plan Administrator to pay up to $100 for each day's delay until the materials are received.

          In addition to creating rights for Participant's, ERISA imposed obligations upon the persons who are responsible for the operation of the Plan. As "fiduciaries," these persons must act solely in the interest of the Participants and they must exercise prudence in the performance of their Plan duties. Fiduciaries who violate ERISA may be removed and required to make good any losses they have caused the Plan. The Company may not fire, discriminate against, or prevent a Participant from obtaining a welfare benefit or exercising his or her rights under ERISA. If a Participant is improperly denied a welfare benefit in full or in part, he or she has a right to file suit in a federal or state court. If Plan fiduciaries are misusing the Plan's money, a Participant has a right to file suit in a federal court or request assistance from the U.S. Department of Labor. If a Participant is successful in the lawsuit, the court may, if it so decides, require the other party to pay his or her legal costs, including attorney's fees.

          If a Participant has any questions about the foregoing or his or her rights under ERISA, the Participant should contact the Plan Administrator or the nearest area office of the U.S. Labor-Management Service Administration, Department of Labor.